EXHIBIT 5.1

OPINION RE LEGALITY

February 26, 2009

American Ecology Corporation Lakepoint Centre I 300 E. Mallard, Suite 300 Boise, Idaho 83706

Re:	1,500,00 Shares of Common Stock, Par Value $0.01, of American Ecology Corporation

Gentlemen and Ladies:

We have acted as counsel to American Ecology Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company of 1,500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed today with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the American Ecology Corporation 2008 Stock Option Incentive Plan (the “Plan”).

We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to render this opinion.

Based upon the foregoing, it is our opinion that, upon the exercise of stock options and issuance of the Shares underlying such stock options, in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the Commission pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing.  This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Dechert LLP
Dechert LLP